UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

         On June 29, 2020, TPI Composites, Inc., a Delaware corporation (the “Company”), amended its Credit Agreement, dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto, by entering into Amendment No. 2 to the Credit Agreement, dated as of June 29, 2020 (the “Amendment ”), by and among the Company, the Administrative Agent, and the lenders party thereto. The Amendment provides the Company with flexibility to continue to manage its liquidity during the COVID-19 pandemic and to support its planned capital expenditures and growth initiatives for 2020 and 2021.

The Amendment made certain adjustments to the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement) financial maintenance covenant during the “Adjustment Period” (as further detailed below). As of the end of each fiscal quarter ending during the Adjustment Period and thereafter, the Company must maintain compliance with a maximum Total Net Leverage Ratio of no greater than (i) 4.25 to 1.00 for the fiscal quarter ending June 30, 2020, (ii) 3.75 to 1.00 for the fiscal quarter ending September 30, 2020, (iii) 3.50 to 1.00 for the fiscal quarter ending December 31, 2020, and (iv) 2.75 to 1.00 for the fiscal quarter ending March 31, 2021, and for each fiscal quarter ending thereafter. Notwithstanding the foregoing, after the Adjustment Period terminates, the maximum Total Net Leverage Ratio for any fiscal quarter ending thereafter will be 2.75 to 1.00. Prior to the effective date of the Amendment, the maximum Total Net Leverage Ratio at the end of each fiscal quarter was 2.75 to 1.00.

The “Adjustment Period” means the period from the effective date of the Amendment through the earlier of (i) the date on which the Company delivers financial statements and a related compliance certificate to the Administrative Agent for the fiscal quarter ending March 31, 2021, demonstrating compliance with the Total Net Leverage Ratio covenant with respect to such fiscal quarter, and (ii) the date on which the Company delivers financial statements and a related compliance certificate demonstrating compliance with the Total Net Leverage Ratio covenant that was in effect prior to the effectiveness of the Amendment, together with a notice that the Company elects to end the Adjustment Period.

During the Adjustment Period, borrowings designated as “Eurocurrency” borrowings will bear interest at a variable rate equal to LIBOR plus 3.00% per annum, and borrowings designated as “ABR” borrowings will bear interest at a variable rate equal to the Alternative Base Rate (as defined in the Credit Agreement) plus 2.00% per annum. During the Adjustment Period, the undrawn amount under the revolving credit facility will be subject to a daily unused commitment fee (the “Commitment Fee”) equal to 0.50% per annum.

Following the end of the Adjustment Period, borrowings designated as “Eurocurrency” borrowings will bear interest at a variable rate equal to LIBOR plus a margin ranging from 1.75% to 2.50% per annum, and borrowings designated as “ABR” borrowings will bear interest at a variable rate equal to the Alternative Base Rate plus a margin ranging from 0.75% to 1.50% per annum, in each case, depending on the Company’s Total Net Leverage Ratio. Such margins represent an increase of 25 basis points, respectively, compared to the margins that were in effect prior to the effective date of the Amendment. In addition, following the end of the Adjustment Period, the Commitment Fee rate will range from 0.30% to 0.45% per annum, depending on the Company’s Total Net Leverage Ratio. Such Commitment Fee rate represents an increase of 5 basis points compared to the rates that were in effect prior to the effective date of the Amendment.

In addition, from and after the effective date of the Amendment, the LIBOR floor will be equal to 0.75%, whereas prior to the effective date of the Amendment, the LIBOR floor was 0.00%.

The Amendment added a new covenant that, as of the end of each calendar month ending during the Adjustment Period, the Company and its subsidiaries must maintain minimum liquidity (comprised of unrestricted cash and cash equivalents plus amounts available to be drawn under the revolving credit facility), equal to (i) $65,000,000 from the effective date of the Amendment through and including September 30, 2020, and (ii) $75,000,000 for the period beginning on October 1, 2020 through and including the end of the Adjustment Period.

The Amendment added the following new mandatory repayment triggers: (i) if the outstanding principal amount of all loans under the revolving credit facility as of the last day of any calendar month is greater than $125,000,000, on such date the Unrestricted Global Cash (as defined in the Amendment) is greater than $120,000,000, and on such date the Unrestricted Cash (as defined in the Amendment) is greater than $70,000,000, then the Company must repay such loans until the Unrestricted Cash is less than or equal to $70,000,000, and (ii) during the Adjustment Period, the proceeds of any permitted convertible indebtedness must be applied to repay the outstanding revolving credit loans.  There will be no corresponding commitment reduction in connection with such mandatory repayments.

Finally, the Amendment provided for certain modifications to the affirmative and negative covenants in the existing Credit Agreement.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2, dated as of June 29, 2020, among TPI Composites, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: June 30, 2020	By:	/s/ Bryan R. Schumaker
Bryan R. Schumaker
Chief Financial Officer